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                                                                     EXHIBIT 4

                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

                  This Amendment No. 1 to the Rights Agreement (the "Rights Agreement") dated as of April 25, 1989 between AmeriTrust Company, National Association ("AmeriTrust") and Pioneer-Standard Electronics, Inc. (the "Company") is dated as of May 16, 1997 between National City Bank ("National City") and the Company.

                              W I T N E S S E T H:
                              - - - - - - - - - -
                  WHEREAS, Key Bank National Association ("Key Bank"), successor in interest to AmeriTrust under the Rights Agreement, has indicated to the Company its intention to resign as Rights Agent under the Rights Agreement effective as of May 19, 1997; and

                  WHEREAS, the Company has appointed National City, and National City has agreed to serve as, the successor Rights Agent under the Rights Agreement effective immediately upon the termination of Key Bank's services as Right Agent; and

                  WHEREAS, the parties wish to evidence the appointment of National City as the successor Rights Agent under the Rights Agreement.

                  NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and promises herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto agree as follows:

                  1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Rights Agreement.

                  2. APPOINTMENT OF SUCCESSOR RIGHTS AGENT. The Company hereby appoints National City the successor Rights Agent to Key Bank, to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions of the Rights Agreement, and the Rights Agent hereby accepts such appointment.

                  3. EFFECTIVENESS OF APPOINTMENT. The appointment of National City as the Rights Agent shall become effective immediately upon the termination of Key Bank's services as Rights Agent, but in any event no later than May 19, 1997.

                  4. AMENDMENT OF RIGHTS AGREEMENT AND RIGHT CERTIFICATES. The Rights Agreement and the Right Certificates are hereby amended as appropriate to reflect the appointment of National City as the Rights Agent under the Rights Agreement.

                  5. COUNTERPARTS. This Amendment No. 1 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


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                  6. GOVERNING LAW. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of Ohio.


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and attested, all as of the day and year first above written.

                                            PIONEER-STANDARD ELECTRONICS,
                                                INC.

Attest:

By /s/ Colleen M. Simon                     By  /s/ John V. Goodger
  --------------------------------            --------------------------------
     Title: Executive Assistant                 Title: Vice President -
                                                        Treasurer

                                            NATIONAL CITY BANK

Attest:

By                                          By
  --------------------------------            --------------------------------
     Title:                                     Title:

Acknowledged by:

KEY BANK NATIONAL ASSOCIATION

By
  --------------------------------
     Title:

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                  6. GOVERNING LAW. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of Ohio.


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and attested, all as of the day and year first above written.

                                            PIONEER-STANDARD ELECTRONICS,

                                                INC.

Attest:

By                                          By
  --------------------------------            --------------------------------
     Title:                                     Title:

                                            NATIONAL CITY BANK

Attest:

By  /s/ H. E. Cockrell                      By  /s/ J. Dean Presson
  --------------------------------            --------------------------------
     Title: Senior Vice President               Title: Vice President

Acknowledged by:

KEY BANK NATIONAL ASSOCIATION

By
  --------------------------------
     Title:

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                  6. GOVERNING LAW. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of Ohio.


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and attested, all as of the day and year first above written.

                                            PIONEER-STANDARD ELECTRONICS,

                                                INC.

Attest:

By                                          By
  --------------------------------            --------------------------------
     Title:                                     Title:

                                            NATIONAL CITY BANK

Attest:

By                                          By
  --------------------------------            --------------------------------
     Title:                                     Title:

Acknowledged by:

KEY BANK NATIONAL ASSOCIATION

By /s/ B. William Bedy
  --------------------------------
     Title: